UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 5, 2022
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	08-7654321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of Principal Executive Offices)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     Entry into a Material Definitive Agreement

On January 5, 2022, The Hagerty Group, LLC, a subsidiary of Hagerty, Inc. (collectively with all subsidiaries of Hagerty, Inc., the Company or Hagerty) entered into a Common Stock Purchase Agreement (the Agreement) with Broad Arrow Group, Inc., a Delaware corporation (BAG), and additional purchasers, whereby the Company invested in BAG. Under the terms of the Agreement, the Company has invested $15.25 million in exchange for ownership of approximately 40% of BAG and entered into a joint venture with BAG. Based in Ann Arbor, MI, the joint venture between BAG and Hagerty will enhance Hagerty’s portfolio of automotive-focused offerings for car enthusiasts (Hagerty Marketplace) by offering new services for the buying and selling of collector cars. Further, Hagerty will appoint two of the seven members to the Board of Directors of BAG. Kenneth Ahn, who will serve as the Chief Executive Officer of BAG, will also be employed at Hagerty, as President of Hagerty Marketplace. Hagerty has employed three other BAG founders as executives within the Hagerty Marketplace team. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01     Other Events

On January 10, 2022, the Company issued a press release announcing the joint venture with, and investment in, BAG and formation of the Hagerty Marketplace team. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Notice Regarding Forward Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Common Stock Purchase Agreement, dated January 5, 2021, by and among Broad Arrow Group, Inc., The Hagerty Group, LLC, and additional purchasers.
99.1	Press Release, Dated January 10, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

Date: January 10, 2022	/s/ Barbara E. Matthews
Barbara E. Matthews
SVP, General Counsel and Corporate Secretary